Exhibit 3.1.12
CERTIFICATE OF USCORBOR; (Under Section 402 of the Business Corporation Law) WE THE UNDERSIGNED, -all of the .years or ovei-j ror the purpose of forming a corporation pursuant to Section &02 of the Business Corporation Law of New Yorij do hereby certify: ; — ;” . FIRST: The name of the corporation is RECORDAK SALES CORPORATION. SECOND: Thepurposes for which it is formed are: To manufacture, purchase, rent or!otherwise acquire, sell, lease, pledge or otherwise ckispose of or deal in machine’s and apparatus for photographically recording any written instrumentsior graphic materials ‘and all materials and supplies therefor; -to manufacture, purchase, sell, le’ase or otherwise acquire, disposi?..gf.-.apd. materials and supplies of all kinds and all other goods, wares and mercha for any of the company’s business or which may seem capable of being profitably used dealt in in connection therewith; to develop and print .phptographic filing’including.motion picture film; t.oi do any and all other incidental things necessary or deemed advisable in the lawful conduct of its business. THIRD: The office of the corporation is to be . located in the-City of Rochester, County of Monroe, State of New York. POTOTH: The ajggregate number of shares which-the corporation shall have authority to issue is ten thousand (10,000) of the par value of One Hundred Dollars .($100.00) each. FIFTH: -The Secretary of State is designated as

Buffalo, New York 14203 GOKlfrfa M. LUDE, 1086 Elllcptt Square Bldg. Buff aid, New YorK W203 er Business Corporation Law We, the undersigned JAMES M. ABHOLp.an’d P. vSHEPARD,. being respectively the. President’and the Secretary of .Recordak Sales Corporation (beretoafter the “Corporation”), do hereby certify 1. Ttoe nacie-of the Corporation ,is “RECOBDiK SALES CORPOflATION The. Oertifioate of Incorporation of Corporation .was filed bypthe Department of State on govern- She .Geijtificafie .Incorporation of the porati-on-.Ts hereby Businesjs “Gorfioi-atioh .Lgw-’;to -

Under Business Corporation Law We, the undersigned JAMES M.• ABHOLp.an’d P. vSHEPARD,. being respectively the. President’and the Secretary of .Recordak Sales Corporation (beretoafter the “Corporation”), do hereby certify 1. Ttoe nacie-of the Corporation ,is “RECOBDiK SALES CORPOflATION The. Oertifioate of Incorporation of Corporation .was filed bypthe Department of State on govern- She .Geijtificafie .Incorporation of the porati-on-.Ts hereby Businesjs “Gorfioi-atioh .Lgw-’;to

5. Paragraph SECOND of the Certificate of Incorporation is hereby amended by the addition of the following:

> To design, develop, establish, construct, operate and maintain displays, fairs, exhibits and expositions of all kind and nature in the United States and in any or all foreign countries, to do any and all things incidental to, necessary, suitable, useful, or conducive to presenting and promoting the operation, products, properties and interests of the Corporation, or of any other person, firm or corporation for which the Corporation is acting as agent or representative.
>
> To engage in any commercial, mercantile, manufacturing, mining, industrial, importing, exporting or trading business, venture, activity, or service or other similar business venture or activity.
>
> To engage in scientific and technological research and pursuits of every lawful kind and description and to utilize, employ and exploit any and all knowledge resulting therefrom
>
> To construct, purchase, lease or otherwise acquire, own, hold, sell, mortgage, charge or otherwise dispose of, invest, trade and deal in and with real and personal property, tangible or intangible, of every kind and description.

6. The foregoing amendments to the Certificate of Incorporation of the Corporation were authorized

STATE OF NEW XQRK) COUNTY OF-MONRdE ) S3: _CI5fT-eF ROCHESTER) .’ WILLiAM P.ISHEPARD, being duly sworn, deposes and says that.he .ia- one of frhe. pers&ns who-sighed the fore-"'going Certificstej that he s-igned” said. Certificate in the capacity set -b.ep6ath his- signature thereon; that he has thereof} and “that the statements .ptmtaLnd therein are true . to. hls

WHEREAS, the Company is the holder of all the outstanding shares of the capital stock of Recordak Sales Corporation; and

WHEREAS, it is desired to change the name of that corporation and to add to its purposes, so that it may, on behalf of the Company, participate in international and other exhibits, fairs, displays and expositions;

NOW, THEREFORE, be it

RESOLVED: That in the judgment of this Board, the name "Eastman Kodak Exposition Company, Ltd." is not so similar to the name of the Company as to tend to confuse or deceive; further

RESOLVED: That the President or any Vice-President of the Company is hereby authorized to consent in writing on behalf of the Company, pursuant to Section 615 of the New York Business Corporation Law, to the filing of a Certificate of Amendment of the Certificate of Incorporation of Recordak Sales Corporation, changing its name to Eastman Kodak Exposition Company, Ltd. and amending its purposes by adding thereto substantially the following:

> To design, develop, establish, construct, operate and maintain displays, fair exhibits and expositions of all kind and nature in the United States and in any or all foreign countries; to do any and all things incidental to, necessary, suitable, useful, or conducive to presenting and promoting the operation, products, properties and interests of the Corporation, or of any other person, firm or corporation for which the Corporation is acting as agent or representative.
>
> To engage in any commercial, mercantile, manufacturing, mining, industrial, importing, exporting or trading business, venture, activity, or service or other similar business, venture or activity.

Secretary of EastmanKodak Company,,a NeW Jersey corporation, Witiv prlnelpal plaee of bualn’ess at Rochestej.New York,/and “ : have the care apid custody of the minute -Book of’ sa.d Company; .that he foregoing Is . a true arid correct’ copy and £ranscrlpt ‘” of certain- preambles and resolutions, and“the wholnteof dulyVaif3“toaaiiitiiDvisly adopted at a regular meeting ‘or the and held fft Kiirgsport, tehnessee, on“the 21st day of November, 1968, at whicsh -meeting a quorum was present; and that said j-esalutions hsvfe not been.-repealed, ajnended, or xnodlfied in /LEONARD S.-ZAKTMANV being duly swol, 1t—, U- kdays that heis one of the persons 10 signed the .K gbing-C.rticate; that he signed said Cartificata is_t:fee qaacUy set breath his signature thereon; that te has ; read the foregoing .Certificate and knothe contents . “ ‘ ‘ arefj’and tfhat the’statements contained therein ara true . knowledge.

1.
The name of the Corporation is EASTMAN kodak exposition company ltd.”, formely. “RECORDAK SALES CORPORATION” 2. The Certificate of incorporation of the Corporation was filed by the Department of State on november 23m 1965 3. the Certificate of Incorporation of the Corporation is hereby emnded, pursuant to Section 801 of Corporation is hereby emended, pursuant to Section 801 of business Corporation 4. Paragraph FIRST of the Certificate of Incorporation is hereby emended so as to read in its as follows:

To construct maintain. and operate radio station in cities or locations with in the united States, its territories, and possesslors of Incorporation of the Corporation were authorized by Eastman Kodak Company, the holder of all the outstanding shares of the Corporation entitled to vote ther-on

IN WITNESS WHEREOF, the undersigned have executive and signed this Certificate this 27th day of march, STATE OF NEW YORK) COUNTY OF MONROE) SS: CITY OF ROCHESTER) LEONARD S. ZARTMAN, being duly sworn deposes and says that he is one of the persons who signed the force and

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF EASTMAMKODAK COMHUMICATIONS, INC. UNDER SECTION 80S OF THE BUSINESS CORPORATION LAW 1. The name of the corporation Is. Eastmankodak Communications, inc The name under which tho corporation was formed Is Rscordak Sates Corporation. 2. The certificate of incorporation of said corporation was filed by the Department of State on the 23” day of November 1985. 3. (a) The certificate of incorporation Is amended to change the name of the corporation to Kodak Realty, Inc., (b) To effect the foregoing, Article First Is amended to read as follows: “FIRST: The name of the Corporation Is Kodak Realty, Inc.” 4. The amendment was authorized by Eastman Kodak Company, the holder of all of the outstanding shares of the Corporation entitled to vote thereon.